UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-52831 (Commission File No.)	46-3403755 (IRS Employer Identification No.)

15061 Springdale, Suite 113, Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

(1)
On December 11, 2015, the Company received notice from ABCO Laboratories, Inc, our co-packer and production partner, that they have acquired SQF Level 2 Certification.  This is a significant achievement and provides grocery and food retailers with the assurance that our products are manufactured to the highest safety standards in the industry.  ABCO Labs was required to undergo an in depth audit of all of their facilities to qualify for SQF Code Edition 7.2, Level 2: Certified HACCP Based Food Safety Plans.  ABCO Labs is certified in the following food products:

Food Ingredient Manufacture: bakery ingredient blend
Food Ingredient Manufacture: batter bases
Food Ingredient Manufacture: bread premixes
Food Ingredient Manufacture: breading
Food Ingredient Manufacture: dry blends
Food Ingredient Manufacture: mixed spices
Food Ingredient Manufacture: sauce mixes
Food Ingredient Manufacture: seasonings
Food Ingredient Manufacture: spice mix

Nate’s Food Co. congratulates ABCO Laboratories, Inc, our co-packer and production partner, for their significant achievement in obtaining the highest standards in food preparation and food safety.

We have worked with ABCO throughout the development of Nate’s Homemade Pancake and Waffle Batter, and we know that ABCO is the industry leader.  More information regarding ABCO is available at www.abcolabs.com.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2015.	Nate’s Food Co.
	By:	/s/ Nate Steck
	Name:	Nate Steck.
	Title:	CEO